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                                  Exhibit 2.1
              Agreement and Plan of Merger Between BioLynx, Inc.
                    and BioLynx.Com, Inc. Dated May 7, 1999
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                                                                     Exhibit 2.1

                     PLAN AND AGREEMENT OF REORGANIZATION
                          BY MERGER OF BIOLYNX, INC.
                        WITH AND INTO BIOLYNX.COM, INC.
                               UNDER THE NAME OF
                               BIOLYNX.COM, INC.


     BIOLYNX, INC., a Texas corporation, and BIOLYNX.COM, INC., a Texas corporation, sometimes hereinafter referred to as the "Surviving Corporation," agree as follows:

     1.   Plan Adopted. A plan of reorganization of BioLynx, Inc. and
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BioLynx.Com, Inc. (the "Plan of Merger") pursuant to the provisions of Articles
5.01 et seq. of the Texas Business Corporation Act and Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended, is adopted as follows:

          a. BioLynx, Inc. shall be merged with and into BioLynx.Com, Inc., to exist and be governed by laws of the State of Texas.

          b.   The name of the Surviving Corporation shall be BioLynx.Com, Inc.

          c. When this Plan of Merger shall become effective, the separate existence of BioLynx, Inc. shall cease and the Surviving Corporation shall succeed, without other transfer, to all the rights and properties of BioLynx, Inc. and shall be subject to all the debts and liabilities of such corporation in the same manner as if the Surviving Corporation had itself incurred them. All rights of creditors and all liens upon the property of each constituent corporation shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the merger (the "Merger").

          d. The Surviving Corporation will carry on business with the assets of BioLynx, Inc., as well as with the assets of BioLynx.Com, Inc.

          e. The shareholders of BioLynx, Inc. will surrender all of their shares in the manner hereinafter set forth.

          f. In exchange for the shares of BioLynx, Inc. surrendered by its shareholders, the Surviving Corporation will issue and transfer to such shareholders on the basis hereinafter set forth, shares of its common stock.

          g. The shareholders of BioLynx.Com, Inc. will retain their shares of the Surviving Corporation.

     2.   Effective Date.  The effective date of the Merger (the
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"Effective Date") shall be the date when a Certificate of Merger is issued by the Secretary of State of Texas.

     3.   Submission to Shareholders. This Plan of Merger shall be submitted for
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approval separately to the shareholders of the constituent corporations in the manner provided by the laws of the State of Texas.

     4.   Manner of Exchange. On the Effective Date of the Merger, the holders
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of shares of BioLynx, Inc. shall surrender their shares to BioLynx.Com, Inc. in exchange for shares of the Surviving Corporation to which they are entitled.

     5.   Basis of Exchange. The shareholders of BioLynx, Inc. shall be entitled
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to receive 10 shares of the common stock of the Surviving Corporation, par value
$0.001 per share, for each share of the common stock of BioLynx, Inc., no par value per share.

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     6.   Shares of the Surviving Corporation.  The presently outstanding 1,462
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shares of the common stock of BioLynx.Com. Inc., par value $0.001 per share, shall remain outstanding as common stock of the Surviving Corporation.

     7.   Directors and Officers.  The directors and officers of the Surviving
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Corporation will be as follows:

          a. The present Board of Directors of BioLynx.Com, Inc. shall continue to serve as the Board of Directors of the Surviving Corporation until the next annual meeting or until such time as their successors have been elected and qualified.

          b. If a vacancy shall exist on the Board of Directors of the Surviving Corporation on the Effective Date of the Merger, such vacancy may be filled by the Board of Directors as provided in the Bylaws of the Surviving Corporation.

          c. All persons who on the Effective Date of the Merger shall be executive or administrative officers of BioLynx.Com, Inc. shall remain as officers of the Surviving Corporation until the Board of Directors of the Surviving Corporation shall otherwise determine. The Board of Directors of the Surviving Corporation may elect or appoint such additional officers as it may determine.

     8.   Articles of Incorporation. The Articles of Incorporation of
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BioLynx.Com, Inc. as existing on the Effective Date of the Merger shall continue in full force as the Articles of Incorporation of the Surviving Corporation until altered, amended, or repealed as provided therein or as provided by law.

     9.   Bylaws.  The Bylaws of BioLynx.Com, Inc. as existing on the Effective
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Date of the Merger shall continue in full force as the Bylaws of the Surviving
Corporation until altered, amended, or repealed as provided therein or as provided by law.

     10.  Copies of the Plan of Merger. A copy of this Plan of Merger is on file
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at 5617 Grissom Road, San Antonio, Texas 78238, which is the principal office of both of the constituent corporations. A copy of this Plan of Merger will be furnished to any shareholder of a constituent corporation, on written request and without cost.

     11.  Legal Construction.  In case any one or more of the provisions
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contained in this Plan of Merger shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, and this Plan of Merger shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

     12.  Benefit.  All the terms and provisions of this Plan of Merger shall be
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binding upon and inure to the benefit of and be enforceable by the parties hereto, and their successors and permitted assigns.

     13.  Law Governing.  This Plan of Merger shall be construed and governed by
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the laws of the of Texas, and all obligations hereunder shall be deemed performable in Bexar County, Texas.

     14.  Perfection of Title.  The parties hereto shall do all other acts and
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things that may be reasonably necessary or proper, fully or more fully, to evidence, complete or perfect this Plan of Merger, and to carry out the intent of this Plan of Merger.

     15.  Cumulative.  The rights and remedies of any party under this Plan of
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Merger and the instruments executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     16.  Waiver.  No course of dealing on the part of any party hereto or its
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agents, nor any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Plan of Merger or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or

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privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

     17.  Construction.  Whenever used herein, the singular number shall include
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the plural, the plural number shall include the singular, and the masculine gender shall include the feminine.

     18.  Multiple Counterparts.  This Plan of Merger may be executed in one or
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more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Plan of Merger on the 7/th/ day of May, 1999, at San Antonio, Texas.

                              BIOLYNX, INC.


                                   By: /s/ John D. Walker II
                                      -----------------------------------
                                   John D. Walker II, President


                              BIOLYNX.COM, INC.


                                   By: /s/ John D. Walker II
                                      -----------------------------------
                                   John D. Walker II, President

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